UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012

EZJR, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53810

Nevada	20-0667864
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

935 Highway 124 #215, Braselton, GA	30517
(Address of principal executive offices)	(Zip Code)

Telephone: 678-866-3337 Facsimile: 678-866-2353

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 1, 2012, EZJR, Inc., a Nevada corporation (the "Company" or “EZJR”), EZJR Acquisition Corporation, a Nevada corporation and subsidiary of EZJR (the "Sub") and OwnerWiz Realty, Inc. ("OWR"), a privately-held corporation headquartered in Georgia, entered into a Share Exchange Agreement and Plan of Merger (collectively the "Agreement") pursuant to which the Sub was merged with and into OWR, with OWR surviving as a wholly-owned subsidiary of the Company (the "Merger"). The Company acquired all of the outstanding capital stock of OWR in exchange for issuing 390,000 shares of the Company's common stock which were issued to two shareholders of OWR. The two shareholders of OWR were Brenda Zimbardi (75% ownership) and Rick Kaye (25% ownership). As a result of the Merger, and the purchase by an entity controlled by the shareholders of OWR, of 95.25 percent of the EZJR issued and outstanding shares from the former majority shareholders of EZJR on January 30, 2012, the OWR shareholders became the majority shareholders of EZJR, Inc. See Exhibit 2.1. All of the OWR shareholders and board of directors of EZJR approved the Share Exchange Agreement and Plan of Merger.

Item 2.01 Completion of Acquisition or Disposition of Assets

As more fully described in Item 1.01, we effectuated a Merger which resulted in OWR being our wholly owned subsidiary and the shareholders of OWR became our majority shareholders. The closing of the Agreement took place on March 1, 2012.

OWR is a licensed real estate company in the State of Georgia that provides traditional real estate services to buyers, sellers, landlords and renters of real property.

EZJR BUSINESS

EZJR, Inc. was organized August 14, 2006 (Date of Inception) under the laws of the State of Nevada, as an IVPSA Corporation. The Company was incorporated as a subsidiary of Eaton Laboratories, Inc., a Nevada corporation.

EZJR, Inc. is a developmental medical device company which planned to produce medical devices, utilizing the services contract manufacturing facilities. EZJR does not have the resources to conduct any required clinical trials to obtain FDA approval. Therefore, EZJR planned to outsource this task to third parties who have the facilities to conduct any required clinical trials. EZJR also planned to subcontract the manufacturing and production process of any future medical device to a FDA approved contract manufacturing facility which can produce sterile medical devices under Good Manufacturing Practices. Management has had difficulties in finding an engineering firm to design a specialized catheter that can be mass produced at a price acceptable to the marketplace.

The new management of EZJR does not plan to continue the medical device business of the Company.

OwnerWiz Realty BUSINESS

OwnerWiz Realty Inc. (OWR) was organized on April 12, 2011 (Date of Inception) under the laws of the State of Georgia. Its principal executive offices are located at 935 Highway 124 #215, Braselton, GA 30517.

OwnerWiz Realty Inc. is a Georgia licensed real estate company that provides service and products for first time home buyers and clients re-entering the path to home ownership representing buyers, sellers, developers and investors in all facets of real estate brokerage with a focus on serving the growing number of renters in the US.

OWR is traditional residential real estate brokerage OWR represents both buyers and sellers of homes and OWR earns commission revenues when the sales transactions are complete from the buyer or seller. OWR does not have the capital reserves sufficient to meet its current business obligations and needs to secure additional investment capital from outside sources or in the form of fees generated by assisting, advising and representing clients buying and selling real estate. Clients (buyers and sellers) will be obligated to pay for OWR’s performed services.

OWR generates revenues by selling realtor services to prospective homebuyers interested in residential properties. They focus on identifying rental properties that a prospective buyer can rent with an option to purchase the property at a later date. In some instances, these services will be provided by realtors employed or retained by our company. In other instances, OWR will refer these services to outside realtors. OWR will collect a fixed portion of the realtor commissions. In order to promote its realtor services, OWR will provide prospective homebuyers with comprehensive information on residential properties.

OWR’s principle business activities include: promoting, marketing, and selling realtor services to prospective homebuyers interested in residential properties.

OVERVIEW

OWR is a full-service residential real estate brokerage focused on finding better, faster ways to connect clients with the information and professional services they value to complete their residential real estate transactions. OWR focuses its business on finding clients who are seeking rental arrangements, where they can later own the rental property, referred to as a Lease Purchase option.

Finding prospective customers, buyers and sellers, is one of the key challenges in the residential real estate industry. OWR works with clients and provides them with access to home listings data from local Multiple Listing Services, or MLS, which is the source of the most comprehensive and updated information on home sales available. Equally important, OWR provides home buyers with information in addition to MLS data, including neighborhood attributes, newly built home listings, school district information, comparable home sales data, maps and driving directions, and user-generated content. By this we mean, after a client is generated through lead generation, and the client agrees to the terms and conditions provided OWR, the client enters their desired real estate criteria, such as home size, number of bedrooms and bath count, or area or neighborhood, into a form that is then sent to a local MLS which returns the requested search with property that matches the search criteria.

For home sellers, OWR offers home value estimates, as well as broad marketing distribution of their properties. It is management’s goal to provide prospective clients with faster, responsive service and with information that is best tailored and relevant to their needs. Agents can then show properties to buyers, list and market properties for sellers, negotiate transactions and handle closing details.

INDUSTRY BACKGROUND AND CHALLENGES

Management views the U.S. residential real estate industry is in a significant downturn over the past three years, due to various factors including downward pressure on housing prices, credit constraints inhibiting new buyers, an exceptionally large inventory of unsold homes at the same time that sales volumes are decreasing and a decrease in consumer confidence. Although cyclical patterns are not atypical in the housing industry, the depth and length of the current downturn has proved exceedingly difficult to predict. Management believes that until the uncertainty in real estate market settles, there will be a trend towards renting property with an option to purchase. If this proves to be the case, the OWR business plan has been designed to capitalize on this trend.

Real Estate Business Challenges

In the real estate business, competition for customer leads is fierce. Customer acquisition costs are a significant business expense. In the traditional residential real estate brokerage model, sales agents must spend significant personal time generating and cultivating leads, in doing so they incur substantial marketing costs before they begin to generate earnings. Real estate agents often have difficulty generating consistent transaction volume, resulting in inconsistent earnings, which can make it difficult to incur the expenses they need to invest in developing their client pipeline. In addition to the challenges borne by agents, real estate brokerages typically operate from “bricks and mortar” offices in their markets, which impose significant fixed overhead costs.

OWR’S BUSINESS MODEL

OWR is focused on addressing the challenges of the traditional residential real estate industry by finding better, faster ways to provide real estate services to home buyers and sellers. OWR is focused in finding property owners who are having difficulties finding a buyer for their property. OWR plans to list the property to a perspective renter, who will be given a lease purchase option to purchase the property at a later date. Utilizing the services of marketing agents with strong local presence and expertise, OWR can connect clients with the information, tools and professional services they need and desire to complete their residential real estate transactions. Through these strengths, real estate agents can provide clients with quick, informative communications that are tailored to their transactions. As OWR builds, refines and further interconnects its strengths, management believes OWR increase its ability to attract clients thereby building revenues and better leveraging our costs.

BUSINESS STRATEGY

In the real estate industry, where competition for leads is fierce and expensive, OWR plans to attract clients efficiently and effectively. As other brokerage firms adapt to evolving technologies and practices, OWR plans to differentiate itself by developing better ways to attract clients by offering them a variety of properties to rent that the client can purchase a fixed price at a future date. OWR plans to identify these properties through newspaper advertising, established client lists and relying on MLS data. OWR wants to empower its agents with the information and tools needed to satisfy clients, work more effectively and manage costs successfully

OWR is focused on growing its revenues by building its market share in strong and attractive markets. In doing so, OWR needs to specialize in a localized and customized approach that is tailored to meet the dynamics of each market. Management will need to organize its local management responsibilities, thus encouraging greater local independence and efficiency. Because the competitive landscape varies by market, the growth initiatives OWR uses in each market will likely vary as well. Typically, OWR plans to engage additional independent contractor agents, to build its local referral networks, and to incentivize agents by compensating them at greater levels as their productivity increases. OWR also plans to pursue home listings business. The home listings business represents a significant revenue growth opportunity for OWR, and management plans to build a local referral networks, name recognition and reputation for local knowledge and expertise to drive the growth of the home listings business market by market.

The management of OWR is focused on staying on top of changes in the way home buyers, home sellers and real estate agents seek to conduct business in the residential real estate industry and on fine-tuning its value proposition accordingly. Management plans to test in select markets alternatives to rebates that are designed to highlight and enhance the professionalism and high quality service of our agents. The continuous evaluation and refinement of OWR’s business model is critical to its culture, to its ability to differentiate its products and services from the competitors.

Software Algorithm Program

On January 21, 2012, OWR purchased from two individuals, one of which is a shareholder of OWR, software that calculates an actual dollar value for the consumer’s credit score using a proprietary algorithm. Based on a comprehensive analysis of the consumer’s debt, income, expenses, assets, employment and financial goals, the software converts the consumer's credit score into a tangible number that aides the consumer when choosing their most suitable course of action. Management believes that this software algorithm program will help OWR build business operations and add value to its clients.

OWR issued two notes payable, each in the amount of $25,000, to each of the sellers. The notes are without collateral, bear interest at 6% per annum and are due on or before September 30, 2012.

Marketing Strategy

OWR plans to maintain a marketing and sales force for its sales projects. Management will determine the appropriate advertising and selling plan for each project. Management wants to develop public awareness through marketing and advertising as well as referrals from customers. OWR plans to utilize a customer relationship management system to track customer profiles, which will helps OWR forecast future customer requirements and general demand for new projects. By tracking customer profiles, management plans to build an internal data base, referred to as “customer relationship management system” which will list available properties for rent and potential clients who might be interested in renting these properties with a view towards future ownership. This will allow real-time information on the status of individual customer transactions as well as available inventory by project, which will enables OWR better anticipate the preferences of current and future customers. Management plans to develop customer awareness through advertising. The various advertising media to market OWR’s real estate properties and brand name, include newspapers, magazines, television, radio, e-marketing and outdoor billboards.

Real Estate Agents

Management believes that consumers want to work with real estate agents that possess strong professional skills, including depth and breadth of knowledge in their local markets. OWR’s real estate agents are required to be licensed REALTORS and typically have extensive market knowledge of the markets they serve and are active members of their local, state and national real estate and MLS associations. As is customary in the real estate brokerage industry, agents earn a portion of the commissions they generate for OWR, which is known as their split. OWR commission splits to its agents typically vary based on eligible production. OWR plans to utilize the service of agents who are independent contractors.

GOVERNMENT REGULATION

The real estate industry is highly regulated. A real estate business must comply with the requirements governing the licensing and conduct of real estate brokerage and brokerage-related businesses in the jurisdictions in which they do business. These laws and regulations contain general standards for and prohibitions on the conduct of real estate brokers and sales associates, including those relating to licensing of brokers and sales associates, fiduciary and agency duties, administration of trust funds, collection of commissions, advertising and consumer disclosures. Under most state law, real estate brokers have the duty to supervise and are responsible for the conduct of their brokerage business.

The most extensive regulations applicable to OWR’s business are at the state level and are typically overseen by state agencies dedicated to real estate matters. Additionally, the residential real estate industry is also regulated by federal and local authorities.

Local regulation

Local regulations govern the conduct of the real estate brokerage business. Local regulations generally require additional disclosures by the parties to a real estate transaction or their agents, or the receipt of reports or certifications, often from the local governmental authority, prior to the closing or settlement of a real estate transaction.

State regulation

Real estate licensing laws vary from state to state, but generally all individuals and entities acting as real estate brokers or salespersons must be licensed in the state in which they conduct business. A person licensed as a broker may either work independently or may work for another broker in the role of an associate broker, conducting business on behalf of the sponsoring broker. A person licensed as a salesperson must be affiliated with a broker in order to engage in licensed real estate brokerage activities. Generally, a corporation engaged in the real estate brokerage business must obtain a corporate real estate broker license (although in some states the licenses are personal to individual brokers). In order to obtain this license, most jurisdictions require that an officer of the corporation be licensed individually as a real estate broker in that jurisdiction. If applicable, this officer-broker is responsible for supervising the licensees and the corporation’s real estate brokerage activities within the state. Real estate licensees, whether they are brokers, salespersons, individuals or entities, must follow the state’s real estate licensing laws and regulations. These laws and regulations generally prescribe minimum duties and obligations of these licensees to their clients and the public, as well as standards for the conduct of business, including contract and disclosure requirements, record keeping requirements, requirements for local offices, trust fund handling, agency representation, advertising regulations and fair housing requirements

Further, OWR may be subject to litigation claims alleging breaches of fiduciary duties by its licensed brokers and violations of unlawful state laws relating to business practices or consumer disclosures. Management cannot predict with certainty the cost of defense or the ultimate outcome of these or other litigation matters filed by or against OWR, including remedies or awards, and adverse results in any such litigation may harm our business and financial condition.

Federal regulation

In addition to state regulations, several federal laws and regulations govern the real estate brokerage business. The applicable federal regulations include the federal fair housing laws and the Real Estate Settlement Procedures Act (“RESPA”) of 1974, as amended, which is administered and enforced by the Consumer Financial Protection Bureau. RESPA and comparable state statutes, among other things, restrict payments which real estate brokers, agents and other settlement service providers may receive for the referral of business to other settlement service providers in connection with the closing of real estate transactions. Such laws may to some extent restrict preferred vendor arrangements involving our brokerage business. RESPA and similar state laws require timely disclosure of certain relationships or financial interests that a broker has with providers of real estate settlement services.

There is a risk that OWR could be adversely affected by current laws, regulations or interpretations or that more restrictive laws, regulations or interpretations will be adopted in the future that could make compliance more difficult or expensive. There is also a risk that a change in current laws could adversely affect OWR’s business.

In addition, regulatory authorities have relatively broad discretion to grant, renew and revoke licenses and approvals and to implement regulations. Accordingly, such regulatory authorities could prevent or temporarily suspend OWR from carrying on some or all of our activities or otherwise penalize OWR if our practices were found not to comply with the then current regulatory or licensing requirements or any interpretation of such requirements by the regulatory authority. Our failure to comply with any of these requirements or interpretations could have a material adverse effect on our operations.

OWR is also, to a lesser extent, subject to various other rules and regulations such as:

·	the Gramm-Leach-Bliley Act which governs the disclosure and safeguarding of consumer financial information;

·	various state and federal privacy laws;

·	the USA PATRIOT Act;

·	restrictions on transactions with persons on the Specially Designated Nationals and Blocked Persons list promulgated by the Office of Foreign Assets Control of the Department of the Treasury;

·	federal and state “Do Not Call” and “Do Not Fax” laws;

·	“controlled business” statutes, which impose limitations on affiliations between providers of title and settlement services, on the one hand, and real estate brokers, mortgage lenders and other real estate providers, on the other hand; and

·	the Fair Housing Act.

OWR is subject to federal and state consumer protection laws including laws protecting the privacy of consumer non-public information and regulations prohibiting unfair and deceptive trade practices. In particular, under federal and state financial privacy laws and regulations, OWR must provide notice to consumers of its policies on sharing non-public information with third parties, must provide advance notice of any changes to our policies and, with limited exceptions, must give consumers the right to prevent sharing of their non-public personal information with unaffiliated third parties. These consumer protection laws could result in substantial compliance costs and could interfere with the conduct of OWR’s business.

OWR’s failure to comply with any of the foregoing laws and regulations may subject OWR to fines, penalties, injunctions and/or potential criminal violations. Any changes to these laws or regulations or any new laws or regulations may make it more difficult for OWR to operate its business and may have a material adverse effect on OWR’s operations.

Federal and state labor regulation.

In addition to the real estate regulations discussed above, OWR is subject to federal and state regulations relating to employment and compensation practices. OWR is subject to Internal Revenue Service, Fair Labor Standards Act and state law guidelines as they apply to real estate agents, who are classified as independent contractors.

Third-party rules

In addition to governmental regulations, OWR is subject to rules established by private real estate trade organizations, including, among others, local MLSs, NAR, state Associations of REALTORS, and local Associations of REALTORS. The rules of the various MLSs to which OWR belong vary, and specify, among other things, how OWR as a broker member can use MLS listing data.

COMPETITION

The market for residential real estate brokerage services is very competitive. Realtors compete for business primarily on the basis of services offered, reputation, personal contacts, and realtor commission. At the national level, no individual real estate brokerage firm holds more than a 3% share of the national market, and the ten largest real estate brokerage firms hold less than 6% collectively of the national market, in 2009, according to REAL Trends. However, the ten largest national brands that franchise individual brokerages accounted for a significant percentage of total brokered transaction volume, providing the potential for significant national and local influence. OWR competes with these brokerages at the local level to represent home buyers and sellers.

OWR’s larger competitors include Prudential Financial, Inc., RE/MAX International Inc. and Realogy Corporation, which owns the Century 21, Coldwell Banker, Better Homes and Gardens and ERA franchise brands, a large corporate relocation business and NRT Incorporated, the largest brokerage in the United States. NRT Incorporated owns and operates brokerages that are typically affiliated with one of the franchise brands owned by Realogy. OWR is also subject to competition from local or regional firms, as well as individual real estate agents. The smaller competing real estate brokerages include Palmer House Properties, Crown Realty and Management, Manning Properties based in Atlanta. All of these companies may have greater financial resources than OWR does, including greater marketing and technology budgets. If competition results in lower average realtor commission rates or lower sales volume by OWR’s realtors, OWR’s revenues will be affected adversely. There is no assurance that OWR will be able to compete successfully against present or future competitors or that competitive pressures faced by OWR will not have a material adverse effect on OWR.

The management of OWR believes that the key competitive factors in the residential real estate segment include the following:

•	level of responsiveness to clients;

•	local knowledge;

•	overall quality client service;

•	client’s ability to control the home rental/purchase and home sale process;

•	level of commissions charged to sellers or incentives provided to buyers

Management believes that its focus on the rental market will differentiate itself from firms that are limited to traditional approaches to generating customers.

INTELLECTUAL PROPERTY

OWR plans to rely on a combination of trademark, copyright, trade secret and patent laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology and our brand. OWR plans also to rely on copyright laws to protect our future computer programs and our proprietary databases.

On January 21, 2012, OWR purchased from two individuals, one of which is a shareholder of OWR, a specific proprietary software asset that calculates an actual dollar value for the consumer’s credit score using a proprietary algorithm. From an intellectual property perspective, there is a crucial difference between computer software and an algorithm. Software is reproduced and disseminated, so it comes under copyright protection. But copyright protection is very difficult, if not impossible, for algorithms. An algorithm is something that is used; it is not meant to be copied or otherwise directly reproduced. As far as protecting an algorithm with a patent, the Company would have to register the invention with the patent office and disclose the algorithm secrets. Because of this, algorithms are often not patented. Instead, they are protected as trade secrets or confidential information. Therefore, this algorithm will be treated by the Company as a trade secret.

From time to time, OWR may encounter disputes over rights and obligations concerning intellectual property. Also, the efforts management has taken to protect its proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm the business, the brand and reputation, and the ability to compete. Also, protecting OWR’s intellectual property rights could be costly and time consuming.

Employees

OWR currently has three employees with one currently on payroll. OWR utilizes an additional independent contractor on a part-time/as needed basis.

PROPERTIES

The OWR's corporate headquarters are located at: 935 Highway 124 #215, Braselton, GA 30517. OWR does not own any real property.

RISK FACTORS

OWR HAS A LIMITED OPERATING HISTORY.

OWR has a limited operating history and is considered a developmental stage company. Prospective investors should be aware of the difficulties encountered by such new enterprises, as management faces all of the risks inherent in any new business and especially with a developmental stage company. These risks include, but are not limited to, competition, the absence of an operating history, the need for additional working capital, and the possible inability to adapt to various economic changes inherent in a market economy. The likelihood of success of OWR must be considered in light of these problems, expenses that are frequently incurred in the operation of a new business and the competitive environment in which OWR will be operating.

IF OWR'S BUSINESS PLAN IS NOT SUCCESSFUL, THERE IS SUBSTANTIAL DOUBT THAT OWR MAY BE UNABLE TO CONTINUE OPERATIONS AS A GOING CONCERN AND ITS STOCKHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

As discussed in the Notes to the Financial Statements included in this Current Report, at the end of OWR’s fiscal year as at December 31, 2011, OWR had negative cash flow in operating activities of $(95,385) and as of December 31, 2011, OWR’s current liabilities exceeded its current assets by $95,405 and its total liabilities exceeded its total assets by $82,476. OWR had a net operating loss of $(147,413) from its inception to December 31, 2011.

These factors raise substantial doubt that OWR will be able to continue operations as a going concern, and OWR's independent auditors included an explanatory paragraph regarding this uncertainty in their report on the financial statements for the period from inception to December 31, 2011.

OWR's ability to continue as a going concern is dependent upon generating cash flow sufficient to fund operations and reducing operating expenses. OWR's business plan may not be successful in addressing these issues. If OWR cannot continue as a going concern, its stockholders may lose their entire investment.

IT IS DIFFICULT TO EVALUATE THE LIKELIHOOD THAT OWR WILL ACHIEVE OR MAINTAIN PROFITABILITY IN THE FUTURE.

OWR has prepared audited financial statements for the year end for December 31, 2011. OWR’s ability to continue to operate as a going concern is fully dependent upon OWR obtaining sufficient revenues or financing to continue its development and operational activities. The ability to achieve profitable operations is in direct correlation to OWR’s ability to generate revenues or raise sufficient financing. It is important to note that even if the appropriate financing is received, there is no guarantee that OWR will ever be able to operate profitably or derive any significant revenues from its operation.

WHEN THE ADMAXOFFERS.COM BECAME THE LARGEST SHAREHOLDR OF EZJR, IT GAVE THEM THE ABILITY TO CONTROL THE COMPANY WITHOUT THE OTHER SHAREHOLDER’S APPROVAL.

AdMaxOffers.com is the largest stockholder and beneficially owns and has the right to vote approximately 66.5% of EZJR's outstanding common stock. As a result, it will have the ability to control substantially all matters submitted to the Company’s stockholders for approval including:

a)      election of a board of directors;

b)      removal of any director;

c)      amendment of Articles of Incorporation or bylaws; and

d)     adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving the company.

As a result of this ownership, it has the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by AdMaxOffers.com could affect the market price of its common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of shareholder investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce the stock price or prevent the stockholders from realizing a premium over the stock price.

Adverse developments in general business, economic and political conditions could have a material adverse effect on our financial condition and our results of operations.

OWR’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide. These conditions include short-term and long-term interest rates, inflation, fluctuations in debt and equity capital markets and the general condition of the U.S. and world economy. The recent tightening of the credit markets generally could be indicative of a contraction in the U.S. economy.

A host of factors beyond our control could cause fluctuations in these conditions, including the political environment and acts or threats of war or terrorism. Adverse developments in these general business and economic conditions, including through recession, downturn or otherwise, could have a material adverse effect on our financial condition and our results of operations.

OWR’s business is significantly affected by the monetary policies of the federal government and its agencies. OWR is particularly affected by the policies of the Federal Reserve Board, which regulates the supply of money and credit in the U.S. The Federal Reserve Board’s policies affect the real estate market through their effect on interest rates as well as the pricing on our interest-earning assets and the cost of our interest-bearing liabilities. OWR is affected by any rising interest rate environment. As mortgage rates rise, the number of home sale transactions may decrease as potential home sellers choose to stay with their lower cost mortgage rather than sell their home and pay a higher cost mortgage and potential home buyers choose to rent rather than pay higher mortgage rates. As a consequence, the growth in home prices may slow as the demand for homes decreases and homes become less affordable. Changes in the Federal Reserve Board’s policies, the interest rate environment and mortgage market are beyond our control, are difficult to predict and could have a material adverse effect on our business, results of operations and financial condition.

OWR is negatively impacted by a downturn in the residential real estate market.

The residential real estate market tends to be cyclical and typically is affected by changes in general economic conditions which are beyond our control. The U.S. residential real estate market is currently in a significant downturn due to various factors including downward pressure on housing prices, credit constraints inhibiting new buyers and an exceptionally large inventory of unsold homes at the same time that sales volumes are decreasing. Management cannot predict whether the downturn will worsen or when the market and related economic forces will return the U.S. residential real estate industry to a growth period.

Seasonal fluctuations in the residential real estate brokerage and relocation businesses could adversely affect OWR’s business.

The residential real estate brokerage business is subject to seasonal fluctuations. Historically, real estate brokerage revenues and relocation revenues have been strongest in the second and third quarters of the calendar year. However, many of OWR’s expenses, such as rent and personnel, are fixed and cannot be reduced during a seasonal slowdown. As a result, OWR may be required to borrow in order to fund operations during seasonal slowdowns or at other times. Since the terms of our indebtedness may restrict our ability to incur additional debt, management cannot assure that OWR would be able to borrow sufficient amounts. OWR’s inability to finance its funding needs during a seasonal slowdown or at other times would have a material adverse effect its operations.

The residential real estate market is cyclical and we are negatively impacted by downturns in this market.

Management believes the residential real estate market tends to be cyclical and typically is affected by changes in general economic conditions which are beyond our control. The U.S. residential real estate market has recently shown some signs of stabilizing from a lengthy and deep downturn. However, we cannot predict when the market and related economic forces will return the U.S. residential real estate industry to a period of sustained growth.

Any of the following could halt or limit a recovery in the housing market and have a material adverse effect on our business by causing a lack of sustained growth or a decline in the number of home sales and/or prices which, in turn, could adversely affect our revenues and profitability:

•         continued high unemployment

•         a period of slow economic growth or recessionary conditions

•         weak credit markets

•         a low level of consumer confidence in the economy and/or the residential real estate market

•         instability of financial institutions

•         legislative, tax or regulatory changes that would adversely impact the residential real estate market, including but not limited to potential reform relating to Fannie Mae, Freddie Mac and other government sponsored entities that provide liquidity to the U.S. housing and mortgage markets;

•         increasing mortgage rates and down payment requirements and/or reduced availability of mortgage financing, including but not limited to the potential impact of various provisions of the Dodd-Frank Act or other legislation or regulation that may be enacted or promulgated to reform the U.S. housing finance market, including restrictions imposed on mortgage originators as well as retention levels required to be maintained by sponsors to securitize mortgages;

•         excessive or insufficient regional home inventory levels

•         continuing high levels of foreclosure activity including but not limited to the release of homes for sale by financial institutions and the uncertainty surrounding the appropriateness of mortgage servicers foreclosure processes;

•         the inability or unwillingness of homeowners to enter into homesale transactions due to negative equity in their existing homes;

•         local, state and federal government regulation that burden residential real estate transactions or ownership

•         shifts in populations away from the markets that we serve

•         individual tax law changes, including potential limits on, or elimination of, the deductibility of certain mortgage interest expense, the application of the alternative minimum tax, real property taxes and employee relocation expenses;

•         decreasing home ownership rates, declining demand for real estate and changing social attitudes toward home ownership;

•         commission pressure from brokers who discount their commissions; and/or

•         acts of God, such as hurricanes, earthquakes and other natural disasters that disrupt local or regional real estate markets.

Our success is largely dependent on the efforts and abilities of the independent sales associates retained by company. The ability of our company to retain independent sales associates is generally subject to numerous factors, including the compensation they receive and their perception of brand value. If we fail to attract and retain independent sales associates, our business may be materially adversely affected.

We are subject to general real estate risks and our revenue may fluctuate.

Our primary revenue is generated from advertisements by real estate agents, professionals, offices, brokerages, agents, mortgage brokers, lenders, appraisers and lawyers in the business which subjects our business to a variety of risks. The revenue available from these advertisements will depend on the current real estate market. If the advertisements do not generate sufficient income to meet operating expenses our cash flow and ability to operate will be adversely affected.

Tightened mortgage underwriting standards could continue to reduce homebuyers' ability to access the credit market on reasonable terms.

During the past several years, management has observed that many lenders have significantly tightened their underwriting standards, and many subprime and other alternative mortgage products are no longer being made available in the marketplace. If these trends continue and mortgage loans continue to be difficult to obtain, including in the jumbo mortgage markets important to our higher value and luxury brands, the ability and willingness of prospective buyers to finance home purchases or to sell their existing homes will be adversely affected, which will adversely affect our operating results.

Monetary policies of the federal government and its agencies that affect interest rates may have a material impact on our operations.

Our business is significantly affected by the monetary policies of the federal government and its agencies. We are particularly affected by the policies of the Federal Reserve Board, which regulates the supply of money, interest rates and credit in the U.S. The Federal Reserve Board's policies affect the real estate market through their effect on interest rates as well as the pricing on our interest-earning assets and the cost of our interest-bearing liabilities.

We are affected by any rising interest rate environment. Changes in the Federal Reserve Board's policies, the interest rate environment and mortgage market are beyond our control, are difficult to predict and could have a material adverse effect on our business, results of operations and financial condition. Additionally, the possibility of the elimination of the mortgage interest deduction could have an adverse effect on the housing market by reducing incentives for buying or refinancing homes and negatively affecting property values.

OWR’s business is highly regulated and any failure to comply with such regulations or any changes in such regulations could adversely affect our business.

The real estate brokerage business must comply with the requirements governing the licensing and conduct of real estate brokerage and brokerage-related businesses in the jurisdictions in which OWR does business. These laws and regulations contain general standards for and prohibitions on the conduct of real estate brokers and sales associates, including those relating to licensing of brokers and sales associates, fiduciary and agency duties, administration of trust funds, collection of commissions, advertising and consumer disclosures. Under most state laws, real estate brokers have the duty to supervise and are responsible for the conduct of their brokerage business.

There is a risk that OWR could be adversely affected by current laws, regulations or interpretations or that more restrictive laws, regulations or interpretations will be adopted in the future that could make compliance more difficult or expensive. There is also a risk that a change in current laws could adversely affect OWR’s business.

In addition, regulatory authorities have relatively broad discretion to grant, renew and revoke licenses and approvals and to implement regulations. Accordingly, such regulatory authorities could prevent or temporarily suspend OWR from carrying on some or all of its activities or otherwise penalize OWR if our practices were found not to comply with the then current regulatory or licensing requirements or any interpretation of such requirements by the regulatory authority. Our failure to comply with any of these requirements or interpretations could have a material adverse effect on business operations.

Competition in the residential real estate and relocation business is intense and may adversely affect OWR’s financial performance.

OWR’s largest national competitors in the realtor services industry include franchisees of Century 21, Prudential, GMAC Real Estate, and RE/MAX. All of these companies have greater financial resources than OWR, including greater marketing and technology budgets. OWR also competes with smaller regional and local realtor companies and independent realtors. Realtors compete for business primarily on the basis of services offered, reputation, personal contacts, and realtor commission. OWR may have to reduce the fees charged to our realtors to be competitive with those charged by competitors, which may accelerate if market conditions deteriorate. If competition results in lower average realtor commission rates or lower sales volume by our realtors, OWR’s revenues will be affected adversely.

OUR OFFICERS AND DIRECTORS HAVE NO PRIOR EXPERIENCE IN RUNNING A FULLY REPORTING COMPANY.

Our executive officers have no experience in operating a fully reporting company. Due to their lack of experience, our executive officers may make wrong decisions and choices on behalf of the Company. They may not meet the required reporting deadlines nor reporting requirements. Consequently, our Company may suffer harm due to management's lack of experience. As a result we may have to suspend or cease operations which will result in the loss of your investment.

POSSIBLE INABILITY TO FIND SUITABLE EMPLOYEES/AGENTS.

In order to implement the aggressive business plan, management recognizes that additional staff will be required. No assurances can be given that OWR will be able to find suitable employees/agents that can support our needs or that these employees can be hired on favorable terms.

OWR MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

EZJR’s Articles of Incorporation authorize the issuance of 70,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of common stock held by our then existing shareholders. Management may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

OWR MAY ISSUE SHARES OF PREFERRED STOCK IN THE FUTURE THAT MAY ADVERSELY IMPACT YOUR RIGHTS AS HOLDERS OF COMMON STOCK.

EZJR’s Articles of Incorporation authorize the issuance of up to 5,000,000 shares of preferred stock. Accordingly, the board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, the board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that OWR does issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

LOW-PRICED STOCKS MAY AFFECT THE RESALE OF OWR’S SHARES.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosures relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. SEC regulations generally define a penny stock to be an equity security that has a market or exercise price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has net tangible assets of at least $100,000, if that issuer has been in continuous operation for three years.

Unless an exception is available, the regulations require delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, details of the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for securities that become subject to the penny stock rules. Since our securities are highly likely to be subject to the penny stock rules, should a public market ever develop, any market for our shares of common stock may not be liquid.

BECAUSE OWR HAS NEVER PAID DIVIDENDS ON ITS COMMON STOCK AND HAS NO PLANS TO DO SO, THE ONLY RETURN ON INVESTMENT WILL COME FROM ANY INCREASE IN THE VALUE OF THE COMMON STOCK.

Since its inception, OWR has not paid cash dividends on the common stock and does not intend to pay cash dividends in the foreseeable future. Rather, OWR currently intends to retain future earnings, if any, to finance operations and expand our business. Therefore, any return on investment would come only from an increase in the value of our common stock. And, there are no assurances that the common will increase in value.

IN THE FUTURE, OWR WILL INCUR INCREMENTAL COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY, AND MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO COMPLIANCE INITIATIVES.

Now that OWR is a fully reporting company with the SEC, it will incur additional legal, accounting and other expenses. Moreover, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. Management expects to incur approximately $40,000 of incremental operating expenses in 2012.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K/A contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which OWR indicates by words or phrases such as "anticipate," "expect," "intend," "plan," "will," "management believes" and similar language. Except for the historical information contained herein, the matters discussed in this "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this report are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned "Risk Factors," as well as any cautionary language in this report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, management undertakes no obligation to update any forward-looking statement to reflect events after the date of this Form 8-K/A.

OwnerWiz Realty INC. OVERVIEW

OwnerWiz Realty Inc. is a real estate company that provides service and products for first time home buyers and clients re-entering the path to home ownership representing buyers, sellers, developers and investors in all facets of real estate brokerage with a focus on serving the growing number of renters in the US.

RESULTS OF OPERATIONS

OwnerWiz Realty Inc. was incorporated April 12, 2011. During the period from inception to December 31, 2011, OwnerWiz Realty Inc. recognized commission revenue of $6,314 and commission revenue to a related party of $24,000 for total revenues of $30,314. Subtracting commission of expenses of $(9,279) leaves net commission revenues of $21,035. Our commission revenue was generated from five rental transactions resulting in gross commissions of $2,162, one lease/purchase transaction with commission of $525 and five home purchase transactions with commissions totaling $27,627.

OwnerWiz Realty Inc. incurred total operating expenses for the period from inception to December 31, 2011 of $168,448. This included selling costs of $23,483; selling costs – related party $8,000; and general and administrative expenses of $136,965, which included audit costs of $48,500, facility rent of $21,492 and payroll and related payroll taxes totaling $47,383. This resulted in a net operating loss of $(147,413) and net loss per common share basic and diluted of $(1.47) for the period from inception to December 31, 2011.

During the period from inception to December 31, 2011, OwnerWiz Realty Inc. used net cash of $(95,385) in operations, used net cash to purchase furniture and equipment of $(12,834) in investing activities and generated cash of $130,660 from financing activities.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2011, OwnerWiz Realty Inc. had $22,441 in cash and cash equivalents, prepaid expenses of $2,867 and total current assets of $25,308. At the same date, OwnerWiz Realty Inc. had total current liabilities of $120,713, this includes: Accounts payable and accrued liabilities of $41,118 and related party payables of $79,595.

We have ongoing contractual obligations for monthly amounts to a related party for leads of $1,000 per month, rent of $2,500 per month and employment contracts with two executives totaling $9,600 per month. We do not currently have the resources to meet these or our other obligations. We are dependent upon advances from our majority shareholder to meet these obligations until such time as we are able to obtain outside financing and/or achieve profitable operations.

For the period from April 12, 2011 (inception) to December 31, 2011, the Company had only eleven revenue transactions totaling $30,314. Five of the eleven transactions, totaling $8,228, originated from client leads purchased by the Company from a related party. Of the eleven transactions, two transactions totaling $24,000 were with relatives of the majority shareholder of the Company and are presented in the financial statements under the statement of operations as related party revenue. For periods subsequent to December 31, 2011, management intends to raise additional debt or equity financing to fund ongoing operations and necessary working capital. Additional working capital may be sought through additional debt or equity private placements, additional notes payable to banks or related parties (officers, directors or stockholders), or from other available funding sources at market rates of interest, or a combination of these. However, there is no assurance that such financing plans will be successful or be obtained in amounts sufficient to meet the Company’s needs.

Notwithstanding, OWR anticipates generating losses and therefore there is substantial doubt if OWR will be able to continue operations in the future. OWR anticipates it will require additional capital in order to grow its real estate transaction business by increasing headcount and its budget for 2012 OWR may use a combination of equity and/ or debt instruments to funds its growth strategy or enter into a strategic arrangement with a third party. If management is unable to secure additional financing through additional debt of equity financing, the business development efforts will be negatively impacted. The ability to raise the necessary financing will depend on many factors, including the economic and market conditions prevailing at the time financing is sought. Without realization of additional capital, it would be unlikely for OWR to continue as a going concern. Management is currently in the process of seeking outside funding. There is no assurance that OWR will achieve any of additional sales of its equity securities or arrange for debt or other financing to fund its business activities.

Research and Development

None.

Off-Balance Sheet Arrangements

None.

MANAGEMENT

The following table sets forth the names, ages, and positions of our new executive officers and directors as of the Closing Date. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

CURRENT DIRECTORS AND OFFICERS

The names, ages and positions of the Company's director and executive officer are as follows:

Name	Age	Position & Offices Held

Adam Alred	31	CEO/Director
Guy A. Arnone	46	Chief Compliance Officer/Director

Biographies of Directors/Officers

Mr. Adam Alred, Chief Executive Officer/Director

Adam Alred currently serves as the CEO of OwnerWiz Realty Inc., a Georgia Corporation, located in Braselton, GA. Adam's career started in 2001 when he left Southern Poly University with a degree in computer engineering and joined the staff at Health Logic Systems Corporation (HLSC) in Tucker, Georgia where he began as a Web Support technician and advanced to Systems Administrator where he managed the firm's technical team and deployed the IT budget.

After leaving HLSC in 2005, Mr.Alred joined Fulfillment Central as IT support coordinator where he worked for the IT director in implementing the firm's IT initiatives. In August of 2008 he became Fulfillment Central’s Chief Technical Officer where he managed the firm’s technical team and managed the IT budget. In April of 2010 Mr. Alred added the duties of Director of Operations where he managed the firm’s general business operations until he became CEO of OwnerWiz Realty, Inc. in April of 2011.

Mr. Guy A. Arnone, Chief Compliance Officer/Director

Guy Arnone currently serves as the Chief Compliance Officer of OwnerWiz Realty Inc. and is a California Licensed Real Estate Broker who belongs to a select group of individuals approved by the California Real Estate Commissioner to perform a special dual service in the real estate industry. He represents buyers, sellers, developers and investors in all facets of real estate brokerage and financing.

In 2000 until 2005, Mr. Arnone became President of Peninsula Rentals & Property Management where he oversaw the firm’s rental and property management business. Simultaneously, in 2000 Mr. Arnone founded West Coast Valencia Escrow and maintained that position until 2009. Mr. Arnone also acted as Managing Partner of Fred Sands from 1999 until 2006. From 2006 until 2009, Mr. Arnone acted as President of Vintage Sotheby’s International realty until 2009. From 2009 to the present, Mr. Arnone is acting an associate broker for Realty Executives, Valencia. Mr. Arnone has a broad array of experience and extensive knowledge of the real estate business.

Code of Ethics

OWR currently does not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer paid by OWR for the last completed fiscal year in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO).

OWR Summary Compensation Table

		Year				Compen-
	Principal	Ending	Salary	Bonus	Awards	sation	Total
Name	Position	Dec. 31,	($)	($)	($)	($)	($)

Adam Alred	CEO/Dir.	2011	28,800	0	0	0	0
Guy Arnone	CCO/Dir.	2011	0	0	0	0	0

Employment Agreements

We have employment agreements in place with our two officers/directors. See Exhibit 10.4 (Adam Alred) and Exhibit 10.5 (Guy Arnone). We do not maintain key man insurance on any of management.

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards at December 31, 2011.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the ownership of our common stock on March 1, 2012 relating to those persons known to beneficially own more than 5% of our capital stock and by our named executive officer and sole director.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60-days after February 13, 2012 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of EZJR, Inc.'s common stock.

On January 30, 2012 AdMaxOffers.com acquired 7.5 million shares of the outstanding common shares of EZJR. These shares represented 95.25% of the then outstanding common shares of EZJR. The purchase agreement of these shares require that 2.0 million of the EZJR common shares purchased be held in escrow until the balance of the $600,000 purchase price is paid. The entity that acquired the shares has voting control of these shares while they are held in escrow.

We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name of Beneficial Owner and Position	Nature of Beneficial Ownership	Percent of Class (1)
____________________________________________________________________________________

Common	Adam Alred (2)	500,000	6.0%
	CEO/Director

Common	Guy A. Arnone (3)	75,000	0.9%
	Chief Compliance Officer/Director
Common	Rick Kaye (4)
	Shareholder	1,800,000	21.8%

Common	AdMaxOffers.com(5)	5,515,000	66.7%
	Shareholder

Common	Directors and Officers as a Group beneficially control (2 persons)	6,015,000	72.8%

1) Percent of Class is based on 8,263,750 shares issued and outstanding.

2) Adam Alred, 935 Highway 124 #215, Braselton, GA 30517. Adam Alred is also a a beneficial owner of AdMaxOffers.com, he has voting control over the shares held this entity.

3) Guy A. Arnone, 26650 The Old Road Suite 300, Valencia, CA 91381.

4) Rick Kaye, 893-0 Ronda Sevilla, Laguna Hills, CA 92653. The number of shares beneficially owned by Rick Kaye, includes 1,300,000 currently owned in his name and 500,000 shares held in an attorney’s escrow account.

5) AdMaxOffers, P. O. Box 33, Hoschton, GA 30548, currently owns 3,995,000 shares in the name of AdMax Offers.com and additionally owns 1,500,000 shares held in an attorney’s escrow account, for total ownership of 5,495,000 shares.
Adam Alred, CEO of EZJR is a beneficial owner of AdMaxOffers.com and Brenda
Zimbardi is also a beneficial owner of the shares held by AdMaxOffers.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sales Lead Contract

The Company purchases its qualified client leads from an entity which is owned by the majority shareholder, and therefore a related party. As of May 1, 2011, the Company and the related party entered into a one-year agreement whereby the Company would receive a monthly minimum of 100 real estate sales leads for a fixed fee of $1,000 per month. Client lead expense was $8,000 for the period from April 12, 2011 (inception) to December 31, 2011. As of December 31, 2011, all amounts payable per the agreement are unpaid and are included in the balance sheet as a Related party payable. Either party can terminate the contract by providing a 30 day notice.

Revenue Transactions

As identified in Note 1, two of the Company's 11 revenue transactions for the period ended December 31, 2011 were with relatives of the majority shareholder of the Company. The transactions resulted in $24,000 of revenue for the Company and are presented as related party revenue in the statement of operations.

Shareholder Advances

During the period from inception to December 31, 2011, the majority shareholder advanced funds to the Company for working capital needs totaling $91,150 in 31 separate transactions. The shareholder was repaid $23,600 during the period and is owed $67,550 at December 31, 2011, which is included in the Related party payables balance in the balance sheet.

Company Expenses Paid By Related Party on Behalf of the Company

In August 2011, the majority shareholder paid $1,682 to real estate agents contracted to performed services for the Company. These funds remain unpaid at December 31, 2011 and are included on the Company's balance sheet as a Related party payable.

Stock Ownership

Adam Alred, CEO of the Company, personally owns 500,000 common shares of EZJR, Inc.

AdMaxOffers.com owns 5,495,000 common shares of EZJR which controls 66.5% of the issued and outstanding shares in EZJR. Adam Alred is also beneficial owner of AdMaxOffers.com.

Purchase of Software from a Related Party

On January 21, 2012, the Company purchased from two individuals, one of which is a shareholder of the Company, software which quantifies an actual dollar value for the consumer’s credit score using a proprietary algorithm that converts the consumer's credit score into a real dollar amount based on a comprehensive analysis of the consumer's debt, expenses, assets, employment and financial goals. The consumer can use this information to consider the most suitable course of action using the software’s analytical tools. The software also enables the administrator to track and manage leads and consumer clients utilizing advanced customer relationship management software.

The Company issued two notes payable, each in the amount of $25,000, to each of the sellers. The notes are without collateral, bear interest at 6% per annum and are due on or before September 30, 2012.

Promoters

Our officers and directors, Mr. Adam Alred and Mr. Guy Arnone can be considered a promoter of EZJR in consideration of their participation and managing of the business of the company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

EZJR Common Stock, $0.001 par value, is listed on the OTC-BB under the symbol: EZJR. To date, no trading of the Company's common stock has taken place. There are no assurances that trading activity will take place in the future for the Common Stock.

The Company did not repurchase any of its shares from inception through the date of this Current Report.

DESCRIPTION OF EZJR SECURITIES

In accordance with EZJR's Articles of Incorporation certificate of incorporation, EZJR is authorized to issue up to 70,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of March 1, 2012, there are 8,263,750 shares of Common Stock issued and outstanding. There is no Preferred Stock issued or outstanding.

(1) Description of Rights and Liabilities of Common Stockholders

i. Dividend Rights - The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the Board of Directors of the Company may from time to time determine. The board of directors of the Company will review its dividend policy from time to time to determine the desirability and feasibility of paying dividends after giving consideration to the Company's earnings, financial condition, capital requirements and such other factors as the board may deem relevant.

ii. Voting Rights - Each holder of the Company's common stock are entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. All voting is noncumulative, which means that the holder of fifty percent (50%) of the shares voting for the election of the directors can elect all the directors. The board of directors may issue shares for consideration of previously authorized but unissued common stock without future stockholder action.

iii. Liquidation Rights - Upon liquidation, the holders of the common stock are entitled to receive pro rata all of the assets of the Company available for distribution to such holders.

iv. Preemptive Rights - Holders of common stock are not entitled to preemptive rights.

v. Conversion Rights - No shares of common stock are currently subject to outstanding options, warrants, or other convertible securities.

vi. Redemption Rights - no such rights exist for shares of common stock.

vii. Sinking Fund Provisions - No sinking fund provisions exist.

viii. Further Liability For Calls - No shares of common stock are subject to further call or assessment by the issuer. The Company has not issued stock options as of the date of this registration statement.

(2) Potential Liabilities of Common Stockholders to State and Local Authorities

No material potential liabilities are anticipated to be imposed on stockholders under state statutes. Certain Nevada regulations, however, require regulation of beneficial owners of more than 5% of the voting securities. Stockholders that fall into this category, therefore, may be subject to fines in circumstances where non-compliance when these regulations are established.

B. Preferred Stock

The authorized preferred stock of the corporation consists of 5,000,000 shares with a par value of $0.001 per share.

The Company has not issued any preferred stock to date, nor have they developed the descriptive attributes of these preferred shares. The Company can issue shares of preferred stock in series with such preferences and designations as its board of directors may determine. The board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation, and conversion rights. This could dilute the voting strength of the holders of common stock and may help EZJR's management impede a takeover or attempted change in control.

The Common Stock and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution of resolutions.

LEGAL PROCEEDINGS

Both OWR and EZJR are not involved in any lawsuit outside the ordinary course of business, the disposition of which would have a material effect upon either our results of operations, financial position, or cash flows.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Nevada Revised Statutes provides that directors, officers, employees or agents of Nevada corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our by-laws provide that we shall indemnify our officers and directors in any action, suit or proceeding unless such officer or director shall be adjudged to be derelict in his or her duties.

DESCRIPTION OF OWR SECURITIES

OwnerWiz Realty Inc. is a private corporation, organized under the laws in the State of Georgia. The Company had 100,000 shares, $0.0001 stated value, authorized, issued and outstanding prior its merger with the Merger Sub.

As of the date of this Current Report, OWR ownership is held by two shareholders.

Item 3.02. Unregistered Sales of Equity Securities

As more fully described in Item 1.01 above, on March 1, 2012, EZJR agreed to issue 390,000 shares of its unregistered common stock to the two shareholders of OWR in exchange for a one hundred (100%) percent ownership interest of OWR. The shares will be issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

The two shareholders are financially sophisticated individuals. Before they received these unregistered securities each person was known to us and our management, through a pre-existing business relationship, as a long standing business associate. We did not engage in any form of general solicitation or general advertising in connection with this transactions. They were provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. The two shareholders acquired these securities for investment purposes and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 1, 2012, the Board of Directors approved by unanimous written consent the changing of the Company's fiscal year-end to December 31.

Item 5.06 Change in Shell Company Status

EZJR ceased to be a shell company on March 1, 2012. This status change is a result of EZJR entering into a Share Exchange Agreement and Plan of Merger with OwnerWiz Realty, Inc., whereby it acquired the assets and operating business of OwnerWiz Realty. (See Item 1.01 “Entry Into a Material Definitive Agreement” above.)

Therefore, with this recent event, management believes that the Company is not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of business acquired.

The required financial statements of OWR for the periods specified in Rule 3-01(a) of Regulation S-X are included herein. This Current Report includes the financial statements of OWR for the year ended December 31, 2011.

(b) Pro Forma Financial Information.

The required Pro Forma financial statements of OwnerWiz Realty Inc. for are included herein. This Current Report on Form 8-K includes the unaudited pro forma consolidated financial information of EZJR, Inc. and OwnerWiz Realty Inc.

(d) Exhibits:

Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
2.1	Share Exchange Agreement and Plan of Merger, date March 1, 2012		8-K	12/31/2011	2.1	03/05/012
10.3	Lead Generation Agreement between OwnerWiz Realty and Fulfillment Central Publishing, dated April 25, 2011	X
10.4	Employment Agreement with Adam Alred, dated October 9, 2011	X
10.5	Employment Agreement with Guy Arnone, dated February 29, 2012	X
99.1	Audited Financials for OwnerWiz Realty as of and for the period ended December 31, 2011	X
99.2	Pro forma Financials for EZJR and OwnerWiz Realty Inc	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EZJR, Inc. Registrant

Date: April 20, 2012
/s/ Adam Alred_________________
Name: Adam Alred
Title: CEO and Director